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                                                                     Exhibit 21

                               STORAGE USA, INC.

                                 SUBSIDIARIES

   All subsidiaries are organized under Tennessee law unless otherwise indicated.

Direct

Storage USA Trust (Maryland)
Huron Acquisition, Inc.
SUSA Finance Corp. (Delaware)
SUSA Holdings, LP
SUSA Partnership, LP

Indirect

441 Mini-Storage Partners, Ltd. (Florida)
ABC Self Storage Limited Co. (New Mexico)
Buzzman Partners I, LP (Pennsylvania)
Buzzman Partners II, LP (Pennsylvania)
Calvine-SPC, LLC (Delaware)
Clarendon Storage Associates LP (Virginia)
Cole/Morgan, Ltd. (Texas)
Dade County Mini-Storage Associates, Ltd. (Florida)
DMMJ Limited Partnership (Maryland)
Elk Grove--SPC, LLC (Delaware)
Frankford Road Self Storage, Ltd. (Texas)
McNeil Drive Self Storage, Ltd. (Texas)
Oxnard-SPC, LLC (Delaware)
Parklawn Storage Partners, LP
Preston Self Storage, Ltd. (Texas)
River Road Limited Partnership (Maryland)
Rocklin-SPC, LLC (Delaware)
Savi Ranch-SPC, LLC (Delaware)
Southeast Mini-Storage Limited Partners (Florida)
Spring Creek Self Storage, Ltd. (Texas)
Storage Acquisition Portfolio, L.L.C. (Delaware)
Storage Development Portfolio, L.L.C. (Delaware)
Storage Partners of Eatontown, LLC (New Jersey)
Storage Partners of Egg Harbor, LLC (New Jersey)
Storage Partners of Paoli, LP
Storage Partners of West Colonial, L.L.C. (Florida)
Storage Portfolio I, LLC (Delaware)
Storage USA Franchise Corp
Storage USA of Palm Beach County LP (Maryland)
Sunset Mini-Storage Partners, Ltd. (Florida)
SUSA Brooklyn John, L.P. (New York)
SUSA Brooklyn Snyder, L.P. (New York)
SUSA Columbia, LP
SUSA Construction, LLC (Delaware)
SUSA Germantown, LP
SUSA Hackensack LP
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SUSA Harrison, LP
SUSA Holdings, LP
SUSA Hollywood, LP
SUSA Investments I, LLC (Virginia)
SUSA Investments II, LLC (Virginia)
SUSA Long Island, L.P. (New York)
SUSA Management, Inc.
SUSA Mesa, LP
SUSA Mt. Vernon, LLC (New York)
SUSA Nashville, L.P.
SUSA Omni LP
SUSA Orange, LP
SUSA Peachtree, LLC (Virginia)
SUSA Secaucus, LP
SUSA-TN, LLC
SUSA Whitney Mesa, Limited Partnership (Nevada)
SUSA/38th Avenue, Capitola, LP (California)
Tamiami Mini-Storage Partners, Ltd. (Florida)